UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2020

WESCO International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14989	25-1723342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive, Suite 700 Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip Code)

(412) 454-2200
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, par value $0.01 per share	WCC	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Series A Fixed-Rate Reset Cumulative Perpetual Preferred Stock	WCC PR A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On July 17, 2020, WESCO International, Inc., a Delaware corporation (“WESCO”), announced that its Board of Directors has declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock of WESCO, par value $0.01 per share (“WESCO Common Stock”), and adopted a stockholder rights plan, as set forth in the Rights Agreement, dated as of July 17, 2020 (the “Rights Agreement”), by and between WESCO and Computershare Trust Company, N.A., as rights agent. The dividend is payable on July 27, 2020 to WESCO stockholders of record as of the close of business on July 27, 2020.  The Rights Agreement provides that the Rights will expire on July 16, 2021.

The Board has adopted the Rights Agreement to assure that all of WESCO’s stockholders receive fair and equal treatment in the event of any proposed takeover of WESCO, and to guard against tactics to exert control over WESCO without paying all stockholders a premium for that control. The Rights Agreement allows WESCO’s management team to focus on the ongoing integration process, and will support execution on WESCO’s strategic vision for the combined company. WESCO remains committed to delivering on synergies, realizing the combined company’s full growth potential, and ultimately ensuring the success of the combined company for the benefit of all stockholders.

In general terms, the Rights Agreement works by imposing a significant penalty upon any person or group which acquires 10% or more (15% or more in the case of passive investors filing statements on Schedule 13G) of the outstanding WESCO Common Stock without the approval of the Board.  However, passive investors filing statements on Schedule 13G will not benefit from the higher threshold if they subsequently file a statement on Schedule 13D and, at such time or anytime thereafter, beneficially own 10% or more of the outstanding WESCO Common Stock, unless such investors reduce their ownership to below 10% within 10 days from such filing.  If a person or group beneficially owns 10% or more (or, in the case of passive investors filing statements on Schedule 13G, 15% or more) of WESCO Common Stock at the time of the adoption of the rights plan, such person’s or group’s ownership will be “grandfathered” at the level of their ownership at the time of the adoption of the rights plan, but the rights would become exercisable if such person or group subsequently acquires any additional shares of WESCO Common Stock.  The Rights Agreement will not interfere with any merger or other business combination approved by the Board.

A summary of the terms of the Rights Agreement follows:

General.

The Rights.  The Rights will initially trade with, and will be inseparable from, the shares WESCO Common Stock.  The Rights are evidenced only by certificates (or, in the case of uncertificated shares, by notations in the book entry account system) that represent shares of the WESCO Common Stock.  New Rights will accompany any new shares of WESCO Common Stock issued after July 27, 2020 until the Distribution Date (as defined below) or the earlier expiration, exchange or redemption of the Rights.

Exercise Price.  Each Right will allow its holder to purchase from WESCO one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share (a “Preferred Share”), for $250 (the “Exercise Price”), once the Rights become exercisable.  This portion of a Preferred Share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of WESCO Common Stock.

Exercisability.  The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” (as defined in the Rights Agreement) by obtaining beneficial ownership of 10% or more (15% or more in the case of passive investors filing statements on Schedule 13G) of the outstanding WESCO Common Stock.  Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights.

The date when the Rights become exercisable is referred to herein as the “Distribution Date.”  Until that date, the WESCO Common Stock certificates (or, in the case of uncertificated shares, notations in the book-entry account system), will also evidence the Rights, and any transfer of shares of WESCO Common Stock will constitute a transfer of Rights.  After that date, the Rights will separate from the WESCO Common Stock and be evidenced by book-entry credits or by Rights certificates that WESCO will mail to all eligible holders of WESCO Common Stock.  Any Rights held by an Acquiring Person are null and void and may not be exercised.

Beneficial Ownership.  Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of underlying shares of WESCO Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended — are treated as beneficial ownership of the number of shares of WESCO Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of WESCO Common Stock are directly or indirectly held by counterparties to the derivatives contracts.  Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.  In addition, shares held by Affiliates and Associates of an Acquiring Person, and Notional Common Shares held by counterparties to a Derivatives Contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person (in each case as such capitalized terms are defined in the Rights Agreement).

Expiration.  The Rights will expire on July 16, 2021. The Board could determine to terminate the rights plan earlier if circumstances warrant.

Redemption.  The Board may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person.  If the Board redeems any Rights, it must redeem all of the Rights.  Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right.  The redemption price will be adjusted if WESCO effects a stock split or stock dividend of WESCO Common Stock.

 Anti-Dilution Provisions.  The Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or other reclassification of the Preferred Shares or WESCO Common Stock.  No adjustments to the Exercise Price of less than 1% will be made.

Amendments.  The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights.  After a person or group becomes an Acquiring Person, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

Consequences of a Person or Group Becoming an Acquiring Person.

•
Flip In.  If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for the Exercise Price, purchase shares of WESCO Common Stock with a market value of $500, based on the market price of WESCO Common Stock prior to such acquisition.

•
Exchange.  After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding shares of WESCO Common Stock, the Board may extinguish the Rights by exchanging one share of WESCO Common Stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

•
Flip Over.  If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for the Exercise Price, purchase shares of the acquiring corporation with a market value of $500 based on the market price of the acquiring corporation’s stock, prior to such transaction.

Preferred Share Provisions.

Each one one-thousandth of a Preferred Share, if issued:

•	will not be redeemable;

•	will entitle its holder to quarterly dividend payments of $0.001 per share, or an amount equal to the dividend paid on one share of WESCO Common Stock, whichever is greater;

•	will entitle its holder upon liquidation either to receive $10.00 per share, or an amount equal to the payment made on one share of WESCO Common Stock, whichever is greater;

•	will have the same voting power as one share of WESCO Common Stock; and

•
if shares of WESCO Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of WESCO Common Stock.

The value of a one one-thousandth interest in a Preferred Share should approximate the value of one share of WESCO Common Stock.

The summary of the Rights Agreement set forth under this Item 3.03 is qualified in its entirety by reference to the complete terms and conditions of the Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and incorporated by reference into this Item 3.03.  A copy of the Rights Agreement is available free of charge from WESCO upon request.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board approved the Certificate of Designations establishing the Preferred Shares and the rights, preferences and privileges thereof. The Certificate of Designations was filed with the Secretary of State of the State of Delaware on July 16, 2020. The Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01.	Other Events.

On July 17, 2020, WESCO announced the declaration of the dividend of Rights and issued a press release relating to such events, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

	3.1	Certificate of Designations of Series B Junior Participating Preferred Stock of WESCO International, Inc.

4.1
Rights Agreement, dated as of July 17, 2020, between WESCO International, Inc. and Computershare Trust Company, N.A., as rights agent, which includes the form of Certificate of Designations as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

	99.1	Press Release, dated as of July 17, 2020.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2020

	By:	/s/ David S. Schulz
		Name:	David S. Schulz
		Title:	Executive Vice President and Chief Financial Officer